UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2018

Sintx Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

Amedica Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously disclosed, on October 1, 2018, Amedica Corporation (the “Company”) consummated the previously announced sale of certain of the Company’s assets pursuant to that certain Asset Purchase Agreement dated September 5, 2018 (the “Purchase Agreement”) by and among the Company, US Spine Inc., a Delaware corporation and wholly owned subsidiary of the Company (“US Spine”) and CTL Medical Corporation, a Delaware corporation (“CTL”), which provided that the Company and US Spine would, among other things, sell, transfer, and assign to CTL certain assets and liabilities related to the Company’s and US Spine’s business, including all rights to the name “Amedica.”

On October 30, 2018, as required by the Purchase Agreement, the Company filed a Certificate of Amendment to its Restated Certificate of Incorporation reflecting its corporate name change to “Sintx Technologies, Inc.” effective as of October 30, 2018. The Company also amended its bylaws to reflect its corporate name change to “Sintx Technologies, Inc.” effective as of October 30, 2018. Copies of the Certificate of Amendment and of the amendment to the bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

In connection with its name change, the new CUSIP number for the Company’s shares of common stock is 829392109.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Amedica Corporation dated as of October 30, 2018.

3.2	Amendment to the Bylaws of Amedica Corporation dated as of October 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sintx Technologies, Inc.

Date:	November 2, 2018	By:	/s/ B. Sonny Bal
B. Sonny Bal
Chief Executive Officer